SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

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SBA COMMUNICATIONS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 11, 2003

SBA Communications Corporation’s Annual Meeting of Shareholders will be held on Thursday, September 11, 2003 at 10:00 a.m. We will meet at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487. If you owned common stock at the close of business on July 22, 2003 you may vote at this meeting or any adjournments or postponements thereof. At the meeting, we plan to:

1.	elect one director for a term of three years and until his successor is duly elected and qualified;

2.	consider and vote on a proposal to amend the SBA Communications Corporation 1999 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock reserved for purchase under the Purchase Plan from 500,000 shares to 1,500,000 shares; and

3.	transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors is not aware of any other proposals for the September 11, 2003 meeting.

It is important that your common stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking and dating the enclosed proxy card. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

On behalf of SBA Communications Corporation’s

Board of Directors,

STEVEN E. BERNSTEIN

Chairman

Boca Raton, Florida

August 11, 2003

YOUR VOTE IS IMPORTANT. PLEASE COMPLETE AND RETURN THE ENCLOSED

PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED

AT THE MEETING IF YOU DO NOT ATTEND PERSONALLY.

i

SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

PROXY STATEMENT

INFORMATION ABOUT THE MEETING

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of SBA Communications Corporation for the Annual Meeting of Shareholders to be held on Thursday, September 11, 2003 at 10:00 a.m. at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 and thereafter as it may from time to time be adjourned. This proxy statement and the accompanying proxy are first being mailed to shareholders on or about August 11, 2003.

Who May Vote

Each shareholder of record at the close of business on July 22, 2003 is entitled to notice of and to vote at the annual meeting. On the record date, there were 45,687,286 shares of our Class A common stock outstanding, with a par value of $.01 per share (the “Class A Common Stock”) and 5,455,595 shares of our Class B common stock outstanding, with a par value of $.01 per share (the “Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”). Holders of the Class A Common Stock are entitled to one vote per share held as of the record date. Holders of the Class B Common Stock are entitled to ten votes per share held as of the record date.

How You May Vote

You may vote (1) in person by attending the meeting or (2) by mail by completing and returning a proxy. To vote your proxy by mail, mark your vote on the enclosed proxy card, then follow the instructions on the card.

Proxies duly executed and received in time for the meeting will be voted in accordance with your instructions. If no instructions are given, proxies will be voted as follows:

1.	FOR the election as a director of the one Class I nominee named herein, to serve for a term of three years and until his successor is duly elected and qualified;

2.	FOR the approval of the proposal to amend the SBA Communications Corporation 1999 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock reserved for purchase under the Purchase Plan from 500,000 shares to 1,500,000 shares; and

3.	In the discretion of the proxy holders, FOR or AGAINST such other business as may properly come before the meeting or any adjournment thereof.

How You May Revoke or Change Your Vote

Proxies may be revoked at any time prior to the meeting in the following ways:

•	by giving written notice of revocation to the Secretary of SBA;

•	by giving a later dated proxy; or

•	by attending the meeting and voting in person.

Voting Procedures

The Class A Common Stock and the Class B Common Stock vote as a single class on Proposals 1 and 2. All record holders of issued and outstanding shares of Common Stock are entitled to vote on Proposals 1 and 2. Brokers who hold shares in street name for customers have the authority under the rules of the various stock exchanges to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote those shares with respect to the election of directors, Proposal 1, but may not vote on Proposal 2. Shares for which brokers have not received instructions, and therefore are not voted with respect to a certain proposal are referred to as “broker non-votes.”

Under Florida law and our Articles of Incorporation, the presence in person or by proxy of shareholders entitled to cast a majority of all votes entitled to be cast on the matter at the annual meeting constitutes a quorum. A share that is represented “for any purpose” is deemed present for quorum purposes. Therefore, abstentions and broker non-votes will count for purposes of determining if there is a quorum present at the annual meeting.

PROPOSAL 1

ELECTION OF DIRECTOR

Proposal

Our Board of Directors consists of five directors, divided into three classes with members of each class of directors serving for staggered three-year terms. The Board members and classifications are as follows:

Class I	Class II	Class III
Steven E. Nielsen	Richard W. Miller	Steven E. Bernstein
	Jeffrey A. Stoops	Donald B. Hebb, Jr.

The term of the Class I director will expire at the 2003 Annual Meeting of Shareholders.

Nominee to Serve for a Three-Year Term Expiring in 2006

The following person has been nominated by the Board for election to the Board of Directors as a Class I director to succeed himself for a term of three years, expiring at the 2006 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

Steven E. Nielsen, 40, was appointed a director of SBA in November 2001. Mr. Nielsen has been President and Chief Executive Officer of Dycom Industries, Inc., a provider of engineering, construction and maintenance services to telecommunication providers, since March 1999. Prior to that time, Mr. Nielsen served as President and Chief Operating Officer of Dycom Industries, Inc. from August 1996 to March 1999 and as Vice President of Dycom Industries, Inc. from February 1996 to August 1996. Mr. Nielsen also serves as Chairman of the Board of Directors of Dycom Industries, Inc.

The nominee has consented to be named in this proxy statement and to serve as a member of our Board of Directors if elected. In the event that the nominee withdraws or for any reason is not able to serve as a director, the proxy will be voted for such other person as may be designated by the Board of Directors, but in no event will the proxy be voted for more than one nominee as a Class I director. Our management has no reason to believe that the nominee will not serve if elected.

Vote Required

The affirmative vote of a plurality of the votes cast by holders of outstanding shares of the Common Stock is required for the approval of the election of the director. You may vote in favor of the director or you may withhold your vote from the nominee. Votes that are withheld with respect to this matter will be excluded entirely from the vote and will have no effect, other than for purposes of determining the presence of a quorum.

Recommendation of the Board of Directors

The Board of Directors recommends a vote “FOR” the nominee.

Continuing Directors

Directors Whose Terms Expire in 2004

Richard W. Miller, 62, was elected as a director of SBA in April 1999. Mr. Miller previously served on our Board of Directors from May 1997 to August 1998. From 1993 to 1997, Mr. Miller was a Senior Executive Vice President and Chief Financial Officer of AT&T. From 1990 to 1993, he was the Chairman and Chief Executive Officer of Wang Laboratories, Inc. Mr. Miller also serves on the Board of Directors of Closure Medical Corporation.

Jeffrey A. Stoops, 45, President and Chief Executive Officer, joined SBA in April 1997 and was elected as a director of SBA in August 1999. Mr. Stoops was appointed Chief Executive Officer effective as of January 2002, President in April 2000, and previously served as our Chief Financial Officer. Prior to joining us, Mr. Stoops was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced law.

Directors Whose Terms Expire in 2005

Steven E. Bernstein, 42, our founder, has been our Chairman since our inception in 1989 and was our Chief Executive Officer from 1989 to 2001. From 1986 to 1989, Mr. Bernstein was employed by McCaw Cellular Communications. Mr. Bernstein was the Personal Communications Industry Association’s 1996 Entrepreneur of the Year.

Donald B. Hebb, Jr., 61, was elected as a director of SBA in March 1997. Mr. Hebb has been the Managing General Partner of ABS Capital Partners, a private equity investment firm, and related entities, since 1993. Mr. Hebb currently serves as a director of T. Rowe Price Group, Inc., an investment management firm and several private companies.

Compensation of Directors

Our 2001 Equity Participation Plan provides that all non-employee directors, upon their initial election or appointment to the Board of Directors, will be granted non-qualified stock options to purchase 50,000 shares of Class A Common Stock with a per share exercise price equal to the fair market value per share of our Class A Common Stock at the grant date. Such options will vest and become exercisable in equal annual installments on each of the first five anniversaries of the grant date so long as the person continues to serve as a member of our Board of Directors. Additionally, as of 2001, during July of each fiscal year, each continuing non-employee director will receive an annual grant of non-qualified stock options to purchase shares of Class A Common Stock. The number of shares will be determined by the full Board of Directors annually. The per share exercise price of these options will equal the fair market value per share of our Class A Common Stock at the grant date. Each of these annual grants of options will fully vest and become exercisable on the first anniversary of the grant date. As of 2002, each non-employee director will receive annual compensation in the amount of $20,000 plus $1,000 for each regular meeting and each special meeting at which action is taken. Non-employee directors are also reimbursed for incidental expenses associated with each Board of Directors’ meeting. Directors who are employees do not receive any additional compensation for their services as a director. Other than Mr. Miller who receives annual compensation in the amount of $5,000 for his service as Chairman of the Audit Committee, directors who serve on any of the committees of the Board of Directors described below do not receive any additional compensation for their services as a committee member.

On July 31, 2002, each of our continuing non-employee directors, Messrs. Hebb, Miller and Nielsen received an annual grant of non-qualified stock options to purchase 10,000 shares of our Class A Common Stock at an exercise price of $1.75.

Mr. Bernstein received approximately $86,000 in salary during 2002 and is expected to receive approximately $86,000 in salary during 2003.

Committees and Meetings of the Board

The Board of Directors held 13 meetings, including 4 regularly scheduled meetings and 9 special meetings, during the year ended December 31, 2002. Each director attended at least 75% or more of the aggregate number of meetings held by the Board of Directors and the committees on which he served. Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee. The Audit Committee and the Compensation Committee were established in May 1999. The Nominating Committee was established in March 2002 and commenced its activities during fiscal year 2002.

Audit Committee.  The Audit Committee presently consists of Messrs. Hebb, Miller and Nielsen. The members of the Audit Committee are independent directors as defined under Rule 4200(a)(14) of The Nasdaq Stock Market Inc.’s Marketplace Rules. The Audit Committee has been assigned the principal function of establishing our audit policies, selecting our independent auditors and overseeing the engagement of our independent auditors. The Audit Committee held 6 meetings during the year ended December 31, 2002.

Compensation Committee.  The Compensation Committee presently consists of Messrs. Hebb, Miller and Nielsen. The Compensation Committee has been assigned the functions of establishing salaries, incentives and other forms of compensation for executive officers and administers incentive compensation and benefit plans provided for employees. The Compensation Committee held 2 meetings during the year ended December 31, 2002.

Nominating Committee.  The Nominating Committee presently consists of Messrs. Hebb, Miller and Nielsen. The Nominating Committee has been assigned the functions of reviewing and making recommendations on matters relating to the effectiveness of the Board, including the composition and experience base of the members of the Nominating Committee and the Board, and the size of the Board, reviewing and recommending candidates for directors and reviewing with management Board membership succession planning.

The Nominating Committee considers possible candidates from many sources, including shareholders, for nominees for directors. If a shareholder wishes to recommend a nominee for director, the recommendation should be sent to the Corporate Secretary by January 16, 2004 in accordance with the instructions set forth later in this proxy statement under “General Information—Shareholder Proposals for 2004 Annual Meeting.” All recommendations should be accompanied by a complete statement of such person’s qualifications (including education, work experience, knowledge of SBA’s industry, membership on the Board of Directors of another corporation and civic activity) and an indication of the person’s willingness to serve.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than 10% of our outstanding Common Stock, to file with the Securities and Exchange Commission reports of changes in their ownership of Common Stock. Officers, directors and greater than 10% shareholders are also required to furnish us with copies of all forms they file under this regulation. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, during the year ended December 31, 2002, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% shareholders were complied with, except that each of Messrs. Bagwell, Fiedor, Hunt, and Marino and Ms. Kline failed to report one transaction on a timely basis.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee served as an officer or employee of ours or any of our subsidiaries during the fiscal year ended December 31, 2002. There were no material transactions between us and any of the members of the Compensation Committee during the fiscal year ended December 31, 2002.

AUDIT COMMITTEE REPORT

On May 4, 2000, the Board of Directors adopted an Audit Committee Charter. On September 18, 2002, the Board of Directors adopted an amended Audit Committee Charter, under which the Audit Committee operates. The Audit Committee Charter, as amended, is attached to this Proxy Statement as Appendix A.

Management has the primary responsibility for SBA’s internal controls, the financial reporting process and preparation of the consolidated financial statements of SBA. The independent auditors, Ernst & Young LLP, are responsible for performing an independent audit of SBA’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon. The Audit Committee’s responsibility is to select the independent auditors and monitor and oversee these processes.

The Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that SBA’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee reviewed and discussed the audited consolidated financial statements with management and the independent auditors.

In fulfilling its responsibilities, the Audit Committee discussed with the independent auditors the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent auditors that firm’s independence. In connection with this discussion, the Audit Committee also considered whether the provision of services by the independent auditors not related to the audit of SBA’s financial statements is compatible with maintaining the independent auditors’ independence.

Based upon the Audit Committee’s discussions with management and the independent auditors and the Audit Committee’s review of the representations of management and the report and letter of the independent auditors provided to the Audit Committee, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in SBA’s Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

On July 30, 2002, the Sarbanes-Oxley Act was signed into law. On September 11, 2002, the Audit Committee met with representatives of management, internal legal counsel, external legal counsel and our independent accountants. During those meetings, the Audit Committee furthered its understanding of the provisions under the Sarbanes-Oxley Act. The Audit Committee also reviewed processes that are currently in place as well as those that will be implemented to comply with the requirements of the Sarbanes-Oxley Act as they become effective.

The Audit Committee has implemented procedures to ensure all audit and permitted non-audit services provided after January 1, 2003 are pre-approved by the Audit Committee. Specifically, the Audit Committee pre-approved the use of Ernst & Young for certain categories of non-audit services for 2003 and retained authority to approve other services on a case-by-case basis. All non-audit services provided in 2002 were reviewed by the Audit Committee, which concluded that the provision of such services by Ernst & Young was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee has discussed these matters with Ernst & Young and our management and will monitor our compliance with any new restrictions as they are put in place to continue to ensure that the services provided by its independent accountants are compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

See the portion of this proxy statement titled “Committees and Meetings of the Board” on page 4 for information on the Audit Committee’s meetings in 2002.

The Audit Committee

Donald B. Hebb, Jr.

Richard W. Miller

Steven E. Nielsen

August 1, 2003

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the Audit Committee Report above and the Compensation Committee Report and the Performance Graph of Shareholder Return that follow shall not be incorporated by reference into any such filings.

Independent Auditor’s Fees

Audit Fees.  Fees for audit services rendered in connection with the fiscal year ended December 31, 2002 were approximately $544,000, including fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, statutory audits required internationally, fees related to filings with the Securities and Exchange Commission (“SEC”) and consultations on accounting issues and the application of new accounting pronouncements.

Audit-Related Fees.  There were no fees for audit-related services for 2002.

Tax Fees.  Fees for tax services rendered during the fiscal year ended December 31, 2002 were approximately $285,000, relating to compliance fees for preparation of tax returns, assistance with tax planning strategies and tax examination assistance.

All Other Fees.  No fees were billed for professional services for 2002 in connection with financial information systems design and implementation. Fees for all other services rendered during the fiscal years ended December 31, 2002 and December 31, 2001 not included above were approximately $104,000 for 2002 and $151,000 for 2001. These services principally included internal audit outsourcing services that were previously permitted under the SEC’s auditor independence rules. In order to comply with the SEC’s new auditor independence rules, we ended our relationship with Ernst & Young for the internal audit function prior to engaging them as independent certified public accountants.

Ernst & Young LLP advised the Audit Committee that it did not believe its audit was impaired by its provision of such services, particularly in view of the relationship of the related fees to its annual revenues. As a result, Ernst & Young LLP confirmed that, as of December 31, 2002, it was an independent accountant with respect to SBA within the meaning of the Securities Act and the requirements of the Independence Standards Board.

EXECUTIVE OFFICERS AND KEY EMPLOYEES

As of August 1, 2003 each of the persons below served as one of our executive officers or key employees.

Name	Age	Position
Jeffrey A. Stoops	45	President and Chief Executive Officer
Kurt L. Bagwell	39	Senior Vice President and Chief Operating Officer
Thomas P. Hunt	45	Senior Vice President and General Counsel
John F. Fiedor	35	Vice President and Chief Accounting Officer
Pamela J. Kline	39	Vice President — Capital Markets
Jason V. Silberstein	35	Vice President — Property Management

Below is a summary of the business experience of each of our executive officers who does not serve on our Board of Directors. The business experience of Mr. Stoops appears under the caption “Proposal 1 – Election of Director” set forth above.

Kurt L. Bagwell, Chief Operating Officer, has been an executive officer and Chief Operating Officer since January 1, 2002. Mr. Bagwell joined SBA Network Services, a subsidiary of ours, in February 2001 as Vice President of Network Services. Prior to joining us, Mr. Bagwell served as Vice President — Site Development for Sprint PCS from May 1995 to February 2001.

Thomas P. Hunt, Senior Vice President and General Counsel, has been an executive officer and Senior Vice President and General Counsel since Mr. Hunt joined us in September 2000. Prior to joining us, Mr. Hunt was a partner with Gunster, Yoakley & Stewart, P.A., a South Florida law firm, where he practiced for 16 years in the corporate and real estate areas. Mr. Hunt is a member of the Florida Bar.

Below is a summary of the business experience of each of our key employees.

John F. Fiedor, Vice President and Chief Accounting Officer joined us in May 2001. Mr. Fiedor is responsible for all facets of our accounting practices. Prior to joining us, Mr. Fiedor was Chief Financial Officer with the Rendina Companies, a private real estate developer, from August 1999 to May 2001. From May 1998 to August 1999, Mr. Fiedor was Corporate Controller of Swerdlow Real Estate Group. Mr. Fiedor began his career with Ernst & Young LLP, where he spent 8 years in the audit practice.

Pamela J. Kline, CPA, Vice President — Capital Markets, joined us in August 1997. During her years with us, Ms. Kline has held various positions, including Director of Finance and Accounting and Chief Accounting Officer. Prior to joining us, Ms. Kline was an Audit Manager with Arthur Andersen LLP where she was employed for 10 years.

Jason V. Silberstein, Vice President — Property Management joined us in January 1994. During his years with us, Mr. Silberstein has held various positions, including Director — Property Management and Regional Director — Florida.

EXECUTIVE COMPENSATION

The following table presents certain summary information for the fiscal year ended December 31, 2002 concerning compensation earned for services rendered in all capacities by our Chief Executive Officer and our other four most highly compensated executive officers or of our subsidiaries (the “Named Executive Officers”) whose total annual salary and bonus exceeded $100,000 during the fiscal year ended December 31, 2002.

Summary Compensation Table

for Fiscal Year 2002

		Annual Compensation					Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)		Bonus($)(1)		Other Annual Compensation ($)	Restricted Stock Awards ($)		Securities Underlying Options (#)		All Other Compensation ($)
Jeffrey A. Stoops	2002	414,804		—	(3)	*	—		180,000		—
President and Chief Executive Officer(2)	2001 2000	400,612 331,553		— —	(3) (3)	* *	— —		130,000 89,179		— —

Kurt L. Bagwell	2002	245,958		—	(3)	*	—		186,669	(5)	—
Chief Operating Officer(4)	2001 2000	173,433 —		58,021 —		* —	— —		91,065 —	(6)	63,333 —	(7)

Thomas P. Hunt	2002	239,423		120,000		*	—		106,667	(8)	—
Senior Vice President and General Counsel	2001 2000	229,327 54,802	(10)	112,500 28,125		* *	— 771,200	(11)	15,000 45,000	(9)	— —

John Marino	2002	219,427		—	(3)	*	—		173,097	(13)	—
Senior Vice President and Chief Financial Officer(12)	2001 2000	192,885 182,580	(14)	— 83,334	(3)	* *	— —		41,675 30,464	(9) (9)	— —

*	Value of perquisites and other personal benefits paid does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for the Named Executive Officer.
(1)	Bonuses are reflected in the year in which they are earned, not the year in which they are paid.
(2)	Mr. Stoops was appointed Chief Executive Officer effective January 1, 2002.
(3)	Officer elected to receive stock options instead of annual cash bonus.
(4)	Mr. Bagwell was appointed Chief Operating Officer effective January 1, 2002.
(5)	Includes 106,669 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.
(6)	Includes 80,000 shares which are no longer reserved for issuance as the options they were reserved for were cancelled on June 18, 2002 pursuant to our stock option exchange program.
(7)	Represents a portion of Mr. Bagwell’s 2001 bonus which was paid in shares of our Class A Common Stock instead of cash.
(8)	Includes 66,667 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.
(9)	None of these shares are reserved any longer as they related to options which were cancelled on June 18, 2002 pursuant to our stock option exchange program.
(10)	Mr. Hunt began his employment with us in September 2000 as Senior Vice President and General Counsel.
(11)

Mr. Hunt was granted 20,000 shares of restricted Class A Common Stock on September 21, 2000 in connection with his employment. These shares of restricted Class A Common Stock vest in accordance with the following schedule: 6,600 shares vest on each of September 20, 2001, 2002 and 2003 and 200 shares vest on September 20, 2004. Mr. Hunt shall have the right to receive any dividends paid with respect to the shares of restricted Class A Common Stock. The amount shown in this column is based upon the closing price of our Class A Common Stock on September 21, 2000 of $38.56. The value of the 20,000 shares of restricted Class A Common Stock on December 31, 2002 was $8,200 based upon the closing price of our Class A Common Stock on December 31, 2002 of $.41.

(12)	Mr. Marino was Senior Vice President and Chief Financial Officer through March 31, 2003.
(13)	Includes 98,097 shares reserved for issuance under options granted on December 19, 2002 pursuant to our stock option exchange program.
(14)	Mr. Marino began his employment with us in February 1999 and was appointed Chief Financial Officer effective as of April 11, 2000.

Stock Option Grants and Exercises

The following table provides certain information concerning individual grants of stock options under our 1999 Equity Participation Plan and our 2001 Equity Participation Plan made during the year ended December 31, 2002 to the Named Executive Officers:

Option Grants in Last Fiscal Year

Individual Grants

Name	Number of Securities Underlying Options Granted (#)		Percent of Total Options Granted To Employees In Fiscal Year (1)	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2) ($)
						5%	10%
Jeffrey A. Stoops	180,000		7.4%	12.94	01/07/12	1,464,821	3,721,145
Kurt L. Bagwell	80,000		3.3%	12.94	01/07/12	651,032	1,649,842
	40,001	(3)	1.6%	8.00	01/25/11	—	—
	13,334	(3)	0.5%	8.00	12/19/07	—	—
	53,334	(3)	2.2%	8.00	01/07/12	—	—
Thomas P. Hunt	40,000		1.6%	12.94	01/07/12	325,516	824,921
	30,000	(3)	1.2%	8.00	09/20/10	—	—
	10,000	(3)	0.4%	8.00	12/19/07	—	—
	26,667	(3)	1.1%	8.00	01/07/12	—	—
John Marino	75,000		3.1%	12.94	01/07/12	610,342	1,546,727
	3,643	(3)	0.1%	8.00	12/16/09	—	—
	16,667	(3)	0.7%	8.00	04/14/10	—	—
	27,786	(3)	1.1%	8.00	12/19/07	—	—
	50,001	(3)	2.0%	8.00	01/07/12	—	—

(1)	The total number of options granted for the fiscal year ended December 31, 2002 was 2,444,610 options. Of this amount, 1,151,000 were granted pursuant to our stock option exchange program.
(2)	The dollar amounts under these columns represent the potential realizable value of each grant of option assuming that the market price of our Class A Common Stock appreciates in value from the grant date at the 5% and 10% annual rates prescribed by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the price of SBA’s Class A Common Stock or the ultimate value realized by a Named Executive Officer from stock options.
(3)	Represents options granted pursuant to our stock option exchange program whereby options were surrendered on June 18, 2002 for cancellation and new options were issued on December 19, 2002 at a 3 for 2 ratio.

The following table provides information regarding the options exercised by the Named Executive Officers during fiscal year 2002 and the value of options outstanding for such individuals at December 31, 2002:

Aggregated Option Exercises in Last Fiscal Year and

Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)		Value of Unexercised In- The-Money Options At Fiscal Year-End ($) (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Jeffrey A. Stoops	—	—	214,514	253,125	—	—
Kurt L. Bagwell	—	—	1,932	115,801	1,295	2,688
Thomas P. Hunt	—	—	—	66,667	—	—
John Marino	—	—	70,000	98,097	—	—

(1)	Based on the closing price of SBA’s Class A Common Stock on December 31, 2002 of $.41.

Employment Agreements

Mr. Stoops has executed an employment agreement with us which currently expires on December 31, 2005. This agreement automatically renews for an additional three-year term, unless either we or Mr. Stoops provides written notice to the other party at least 180 days prior to renewal. Under his employment agreement, Mr. Stoops is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The cash bonus paid to Mr. Stoops is not permitted to exceed his base annual salary. The employment agreement provides that upon our termination of his employment without cause, or Mr. Stoops’ resignation for good reason, we will pay Mr. Stoops an amount equal to three times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits. Upon a change in control, the agreement is automatically extended for three years. The agreement also provides for noncompetition, nonsolicitation and nondisclosure covenants.

Mr. Hunt has executed an employment agreement with us which currently expires on December 31, 2004. This agreement automatically renews for an additional two-year term, unless either we or Mr. Hunt provides written notice to the other party at least 180 days prior to renewal. Under his employment agreement, Mr. Hunt is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. Pursuant to the employment agreement, we have agreed that in the event that the aggregate value of all vested options and restricted stock issued to Mr. Hunt during the term of his employment does not equal at least $1,000,000 on the earlier of: (a) September 19, 2003; or (b) an “Acceleration Event” as defined in such agreement, we will pay Mr. Hunt the difference between the value of such securities and $1,000,000. The employment agreement provides that upon our termination of his employment without cause, or Mr. Hunt’s resignation for good reason, we will pay Mr. Hunt an amount equal to two times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits.

Mr. Bagwell has executed an employment agreement with us which currently expires on December 31, 2004. This agreement automatically renews for an additional two-year term, unless either we or Mr. Bagwell provides written notice to the other party at least 180 days prior to renewal. Under his employment agreement, Mr. Bagwell is entitled to receive a base salary and an annual cash bonus based on achievement of performance criteria established by the Board of Directors. The employment agreement provides that upon our termination of his employment without cause, or Mr. Bagwell’s resignation for good reason, we will pay Mr. Bagwell an amount equal to three times the sum of his annual base salary, plus reference bonus (as defined in the agreement) plus the value of other health, medical and other fringe benefits.

Stock Option Exchange Program

As many of our employees were holding outstanding options that had exercise prices that were significantly higher than the current market price of our Class A Common Stock, thereby rendering these options without value and negatively impacting the ability of such options to serve as a meaningful and positive part of our compensation and retention programs, our Board of Directors approved a voluntary stock option exchange program on March 28, 2002 which was subsequently approved by our shareholders on May 16, 2002. The stock option exchange program was commenced on May 20, 2002 and expired on June 18, 2002. Under the stock option exchange program, eligible employees (excluding our directors, former employees and retirees) holding options to purchase our Class A Common Stock with an exercise price in excess of $8.00 could receive 2 new options for every 3 existing options surrendered. The new options were granted on December 19, 2002 with an exercise price of $8.00.

By the expiration of the stock option exchange program, our employees tendered options to purchase a total of 1,236,328 shares of our Class A Common Stock. The following table details information on the options tendered by our executive officers:

Name	Date	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment ($)	New Exercise Price ($) (1)	Length of Original Option Term Remaining at Date of Repricing or Amendment (2)
Jeffrey A. Stoops President and Chief Executive Officer (3)	—	—	—	—	—	—
Kurt L. Bagwell Senior Vice President and Chief Operating Officer	12/19/02	60,000 20,000 80,000	.42 .42 .42	38.25 21.95 12.94	8.00 8.00 8.00	8 years, 1 month 3 years, 7 months 9 years, 1 month
Thomas P. Hunt Senior Vice President and General Counsel	12/19/02	45,000 15,000 40,000	.42 .42 .42	39.00 21.95 12.94	8.00 8.00 8.00	7 years, 9 months 3 years, 7 months 9 years, 1 month
John Marino Senior Vice President and Chief Financial Officer	12/19/02	5,464 25,000 25,000 16,675 75,000	.42 .42 .42 .42 .42	15.25 35.88 34.69 21.95 12.94	8.00 8.00 8.00 8.00 8.00	7 years 7 years, 4 months 3 years, 1 month 3 years, 7 months 9 years, 1 month

(1)	Under the terms of our stock option exchange program, the new exercise price was equal to the greater of $8.00 or the fair market value of our Class A Common Stock on the grant date.
(2)	Under the terms of our stock option exchange program, the terms of the new options was equal to the term remaining on the surrendered options or five years, whichever was greater.
(3)	Mr. Stoops was not eligible to participate in our stock option exchange program.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors is comprised of three independent directors and has the responsibility to:

•	establish our compensation philosophy and policies;

•	review and approve pay recommendations for our executive officers;

•	initiate all compensation actions for our Chief Executive Officer; and

•	administer our equity participation and other compensatory plans.

Philosophy.  Our compensation policies have been designed to (i) attract and retain high-performing executive talent; (ii) achieve key operational and financial goals; (iii) reward key performers who achieve superior results; and (iv) align the financial interests of the senior management group with those of shareholders. Accordingly, the total compensation of the senior management group, has been set at levels that are intended to be competitive with companies of similar size and complexity.

To achieve its policy goals, the Compensation Committee has utilized salary, cash bonuses and non-cash compensation, including grants of stock and stock options. We do not currently provide executive officers with other long term incentive compensation other than the ability to contribute their earnings to SBA’s 401(k) Plan or participate in SBA’s Employee Stock Purchase Plan.

The Compensation Committee has focused on the establishment of salaries and other compensation levels that are externally competitive and internally equitable for each of its executive officers. In connection with this process, the Compensation Committee has reviewed publicly available information and data concerning compensation paid by corporations that compete with us for executive talent, including corporations engaged in telecommunications.

Salaries.  For the 2002 year, as in prior years, the Compensation Committee reviewed salary recommendations for our executives and then approved such recommendations, with modifications that it deemed appropriate. The salary recommendations were made under the ultimate direction of the Chief Executive Officer, based on peer group and national industry surveys of total compensation packages, evaluations of each individual executive officer, market changes and the economic and business conditions affecting SBA at the time of the evaluation. Evaluations of each individual executive officer are based on a relative valuing of the duties and responsibilities of such executive officer, such executive officer’s role in developing and implementing SBA’s overall business strategy and such executive officer’s past and expected future performance.

Bonuses.  The Compensation Committee also determines, based upon the recommendation of the Chief Executive Officer, the amount of bonus potential to be established for each of the executive officers and subsequently the amount of bonus actually paid. For 2002, executive officers were offered the opportunity to forego annual bonus potential in exchange for additional stock options. During 2002, each of Messrs. Stoops, Bagwell and Marino elected this alternative with respect to their compensation for fiscal year 2002.

Equity-Based Compensation.  The Compensation Committee’s philosophy is that a portion of an executive’s compensation should be based directly upon the value of long-term incentive compensation in the form of stock ownership or stock option awards so as to align the financial interests of our executive officers with those of our shareholders. The Compensation Committee believes that providing executives with the opportunities to acquire significant stakes in our growth and prosperity (through grants of stock options), while maintaining other elements of our compensation program at externally equitable levels, will incentivize and reward executive officers for sound business management, develop a high-performance team environment, the accomplishment of short-term and long-term strategic and operational objectives and improvement in shareholder value which are essential to our ongoing success. Furthermore, the Compensation Committee believes that this approach to compensation motivates executives to perform to their full potential.

In general, stock options for our executive officers are granted at least at the prevailing market price on the grant date and thus, will only have value if our stock price increases. However, during 2001, the Compensation Committee granted options with below-market exercise prices to certain executive officers in lieu of cash bonuses. Generally, grants vest in equal amounts over a period of four years (although certain special types of grants may vest either immediately or over a shorter period). The grants of stock options to those executive officers electing to forgo their bonus potential for 2000, 2001 and 2002 were calculated with the intent to provide value on the grant date at least equal to their base salary.

Compensation of Chief Executive Officer.  The Compensation Committee fixes the base salary of the Chief Executive Officer based on a review of competitive compensation data, the Chief Executive Officer’s overall compensation package and the Compensation Committee’s assessment of his past performance and its expectation as to his future performance in leading SBA. During the last fiscal year, the Compensation Committee established the base salary and overall compensation of Mr. Stoops, who was appointed as Chief Executive Officer effective January 1, 2002, in accordance with the criteria mentioned above.

The Compensation Committee will continually evaluate our compensation policies and procedures with respect to executives. Although the Compensation Committee believes that current compensation policies have been successful in aligning the financial interests of executive officers with those of our shareholders and with SBA’s performance, it continues to examine what modifications, if any, should be implemented to further link executive compensation with both individual and SBA’s performance.

The Compensation Committee

Donald B. Hebb, Jr.

Richard W. Miller

Steven E. Nielsen

August 1, 2003

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended December 31, 2002, we did not have any relationships or transactions with any of our executive officers or directors that were required to be reported pursuant to Item 404 of Regulation S-K.

PERFORMANCE GRAPH

SBA’s Class A Common Stock began trading on The Nasdaq National Market System on June 16, 1999 when its initial public offering commenced. The following graph shows the total return to shareholders of an investment in SBA’s Class A Common Stock as compared to (i) an investment in the Nasdaq Composite Index and (ii) an investment in a peer group made up of (1) American Tower Corporation, (2) Crown Castle International Corporation, and (3) Spectrasite, Inc. (f/k/a Spectrasite Holdings, Inc.) for the period June 16, 1999 through December 31, 2002. Pinnacle Holdings, Inc., which was included as part of our peer group for our 2002 proxy statement, is not included in this peer group for purposes of this graph due to its filing a certification and notice of termination of registration under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 on November 4, 2002. The three companies in the peer group have been selected because they represent comparable companies in the business of owning and operating wireless communications towers.

Total shareholder return is determined by dividing (i) the sum of (A) the cumulative amount of dividends for a given period (assuming dividend reinvestment) and (B) the change in share price between the beginning and end of the measuring period, by (ii) the share price at the end of the period.

	June 16, 1999	December 31, 1999	December 31, 2000	December 31, 2001	December 31, 2002
SBA Communications Corporation	$100	$208.33	$456.25	$144.67	$4.56
Nasdaq Stock Market — US	$100	$161.948	$97.49	$77.34	$53.46
Peer Group	$100	$144.11	$149.85	$46.46	$14.84

*	$100 invested on 6/16/99 in stock or on 5/31/99 in Index, including reinvestment of dividends, for the period ending December 31, 2002.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of August 1, 2003 by (i) each person known by us to be the beneficial owner of more than five percent (5%) of the shares outstanding of either class of Common Stock; (ii) each of our directors; (iii) each Named Executive Officer; and (iv) all our current directors and executive officers as a group. Unless otherwise indicated, each shareholder has sole voting and investment power with respect to the indicated shares.

As of August 1, 2003, we had 45,700,618 shares of Class A Common Stock outstanding.

Name	Title of Class	Number of Shares Beneficially Owned (1)		Percentage of Class	Percentage of Common Stock	Percentage of Total Voting Power

Steven E. Bernstein	Class B Common Stock	5,455,595	(2)	100.0%	10.7%	54.4%

	Class A Common Stock	540,368	(3)	1.2%	1.1%	*

Jeffrey A. Stoops	Class A Common Stock	1,663,044	(4)	3.6%	3.2%	1.7%

Kurt L. Bagwell	Class A Common Stock	80,695	(5)	*	*	*

Thomas P. Hunt	Class A Common Stock	36,666	(6)	*	*	*

John Marino	Class A Common Stock	12,500		*	*	*

Donald B. Hebb, Jr.	Class A Common Stock	55,859	(7)	*	*	*

Richard W. Miller	Class A Common Stock	84,556	(8)	*	*	*

Steven E. Nielsen	Class A Common Stock	20,000	(9)	*	*	*

All current directors and executive officers as a group (7 persons)		7,936,783	(10)	—	15.3%	7.9%

Amalgamated Gadget, L.P	Class A Common Stock	3,000,000	(11)	6.6%	5.9%	3.0%

FMR Corp.	Class A Common Stock	4,633,200	(12)	10.1%	9.1%	4.6%

Richard B. Worley	Class A Common Stock	4,000,000	(13)	8.8%	7.8%	4.0%

*	Less than 1% of outstanding shares.

Except as otherwise indicated, the address of each person named in this table is c/o SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487.

(1)	In determining the number and percentage of shares beneficially owned by each person, shares that may be acquired by such person pursuant to options exercisable within 60 days after August 1, 2003 are deemed outstanding for purposes of determining the total number of outstanding shares for such person and are not deemed outstanding for such purpose for all other shareholders. To our knowledge, except as otherwise indicated, beneficial ownership includes sole voting and dispositive power with respect to all shares.

(2)	This number includes shares owned by the Bernstein Family Charitable Foundation.
(3)	This number includes options to purchase 293,893 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.

(4)	This number includes options to purchase 267,639 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(5)	This number includes options to purchase 30,530 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(6)	This number includes options to purchase 16,666 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(7)	This number includes shares owned by Hebb Family, L.P. Mr. Hebb disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. This number includes options to purchase 14,556 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(8)	This number includes options to purchase 84,556 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(9)	This number includes options to purchase 10,000 shares of Class A Common Stock that are exercisable within 60 days after August 1, 2003.
(10)	This number includes options to purchase 711,174 shares of Class A Common Stock that are exercisable within 60 days of August 1, 2003.
(11)	This number is based solely on the Schedule 13G filed with the Commission on December 20, 2002. The principal business address of Amalgamated Gadget, L.P. is 301 Commerce Street, Suite 2975, Fort Worth, Texas 76102.
(12)	This number is based solely on the Schedule 13G filed with the Commission on June 10, 2003. According to the Schedule 13G, FMR Corp. has sole voting power with respect to 1,533,300 shares of Class A Common Stock and sole dispositive power with respect to 4,633,200 shares of Class A Common Stock. The principal business address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.
(13)	This number is based solely on the Amendment to the Schedule 13D filed with the Commission on February 28, 2003. According to the Schedule 13D, Mr. Worley has sole voting and dispositive power with respect to 880,000 shares of Class A Common Stock and shared voting and dispositive power with respect to 3,120,000 shares of Class A Common Stock. The principal business address of Mr. Worley is 100 Front Street, Suite 1430, West Conshohocken, Pennsylvania 19428.

PROPOSAL 2

AMENDMENT OF

SBA COMMUNICATIONS CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

On August 1, 2003, our Board of Directors adopted an amendment (the “Amendment”) to the SBA Communications Corporation 1999 Employee Stock Purchase Plan (the “Purchase Plan”) which increased the number of shares of Class A Common Stock reserved for purchase under the Purchase Plan from 500,000 shares to 1,500,000 shares, subject to shareholder approval. The full text of the Amendment is set forth as Appendix B to this Proxy Statement.

Purpose

The purpose of the Purchase Plan is to provide our employees and the employees of our subsidiaries with the opportunity to acquire a stock ownership interest in us through the purchase of our Class A Common Stock and, thus, to develop a stronger incentive to work for our continued success. The Purchase Plan is an employee stock purchase plan under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”).

Administration

The Purchase Plan will be administered by the Compensation Committee. Subject to the provisions of the Purchase Plan, the Compensation Committee is authorized to determine any questions arising in the administration, interpretation and application of the Purchase Plan, and to make such uniform rules as may be necessary to carry out its provisions.

Eligibility and Number of Shares

Pursuant to the terms of the Amendment, the maximum aggregate number of shares of our Class A Common Stock that may be purchased through the Purchase Plan increased from 500,000 shares to 1,500,000 shares, subject to appropriate adjustments by the Compensation Committee in the event of certain changes in the outstanding shares of Class A Common Stock by reason of stock dividends, stock splits or other subdivisions.

Any of our employees and the employees of any of our subsidiary corporations (including officers and any directors who are also employees) will be eligible to participate in the Purchase Plan for any Option Period (as defined below) so long as, on the first day of such Option Period, the employee has been continuously employed for at least 90 consecutive days and the employee is employed at least 20 hours per week and for more than 5 months in any calendar year. An “Option Period” means any of the two six month periods ending on May 31 and November 30, respectively, of each year during which participants make contributions to the Purchase Plan.

Any eligible employee may elect to become a participant in the Purchase Plan for any Option Period by delivering to us a written payroll deduction authorization or a written notice of election to participate in the Purchase Plan by lump sum payment in the calendar month prior to the applicable Offering Date (as defined below). The written payroll deduction authorization will authorize payroll deductions beginning with the first payday in such Option Period and continuing until the employee modifies his or her authorization, withdraws from the Purchase Plan or ceases to be eligible to participate. An “Offering Date” means the date the relevant Option Period begins, or December 1 and June 1, respectively, of each year.

No employee may participate in the Purchase Plan if such employee would be deemed for purposes of the Code to own stock possessing 5% or more of the total combined voting power or value of all classes of our stock. As of July 31, 2003, we have approximately 619 employees who are eligible to participate in the Purchase Plan.

Participation

An eligible employee who elects to participate in the Purchase Plan will authorize us to make payroll deductions or will make a lump sum payment: (i) equal to at least 1% of his compensation as of the Offering Date; (ii) equal to at least $5.00 per pay period, if payroll deduction is selected; and (iii) that is expressed either as a whole number percentage or a fixed dollar amount. A participant may elect to stop participating in the Purchase Plan at any time during an Option Period by delivering to us a written notice of such early termination. Upon delivery of such notice, all future payroll deductions will cease or the participant will be relieved from any future lump sum payment obligations, as the case may be. Upon such early termination, a participant may elect to: (i) withdraw from the Purchase Plan; or (ii) have amounts credited to his plan account for the purchase of our Class A Common Stock. If a participant chooses to withdraw from the Purchase Plan, we will refund the entire amount, if any, in his plan account to him within 21 days of our receipt of the notice of withdrawal. Any participant who withdraws from the Purchase Plan will not be eligible to reenter the Purchase Plan until the next succeeding Option Period.

Purchase of Stock

As of the applicable Exercise Date (as defined below), the amounts withheld for a participant in the Purchase Plan will be used to purchase shares of our Class A Common Stock. The purchase price of each share will be equal to 85% of the lesser of the Fair Market Value (as defined in the Purchase Plan) of a share of Class A Common Stock on either the Offering Date or the Exercise Date of the Option Period. An “Exercise Date” under the Purchase Plan are the last days of the Option Periods, or May 31 and November 30, respectively, of each calendar year on which participants purchase shares of our Class A Common Stock under the Purchase Plan. All amounts so withheld will be used to purchase the number of shares of Class A common stock that can be purchased with such amounts at such price. On August 1, 2003, the closing sales price of a share of our Class A Common Stock reported on the Nasdaq National Market was $3.85.

No more than $25,000 in Fair Market Value (determined on the Offering Date of the respective Option Periods) of shares of Class A Common Stock may be purchased by any participant for each calendar year under the Purchase Plan. If purchases by all participants would exceed the number of shares of Class A Common Stock available for purchase under the Purchase Plan, each participant will be allocated a ratable portion of such available shares. Any amount not used to purchase shares of Class A Common Stock will be refunded to the participant in cash.

Shares of Class A Common Stock acquired by each participant will be electronically delivered to a brokerage account in the participant’s name with Salomon Smith Barney. Each participant will be entitled to vote all shares held for the benefit of such participant in such brokerage account. Certificates for the number of shares of Class A Common Stock purchased by a participant will be issued and delivered to him or her only upon the request of such participant or his or her representative. Although we currently establish brokerage accounts with Salomon Smith Barney for all participating employees, we may in the future establish brokerage accounts with a different broker. We will advise the participants in advance of any change.

Merger, Acquisition or Liquidation

If we are merged or consolidated into another corporation, or if another corporation acquires all or substantially all of our assets or 80% or more of our then outstanding voting stock, or if we are liquidated or dissolved, the date of exercise with respect to outstanding options to purchase our Class A Common Stock will be accelerated to the business day immediately preceding the effective date of such merger, consolidation, acquisition, liquidation or dissolution unless the Compensation Committee shall, in its sole discretion, provide for the assumption or substitution of such options in compliance with Section 424(a) of the Code.

Death, Disability, or Other Termination of Employment

If the employment of a participant terminates for any reason, including death, disability, termination for cause or termination without cause, any remaining balance of the amounts previously withheld will be refunded to the participant or the participant’s estate within 21 days of the date the participant ceased to be eligible or was no longer employed by us or any of our subsidiaries. Upon payment to the participant, the participant’s beneficiary or estate of any remaining balance in his plan account, the participant’s interest in the Purchase Plan and his option under the Purchase Plan immediately terminate.

Rights not Transferable

The rights of a participant under the Purchase Plan are exercisable only by the participant during his or her lifetime. No right or interest of any participant in the Purchase Plan may be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution.

Amendment or Modification

The Board of Directors may at any time amend, suspend or terminate the Purchase Plan, provided that approval by our shareholders within 12 months (before or after) of action by our Board of Directors is required to (i) increase the number of shares to be reserved under the Purchase Plan (except for adjustments by reason of stock dividends, stock splits, or other subdivisions), or (ii) change the designation or class of eligible employees.

Additionally, the Compensation Committee has the power to make, amend and repeal rules and regulations for the interpretation and administration of the Purchase Plan consistent with the qualification of the Purchase Plan under Section 423 of the Code. The Compensation Committee is also authorized to change the Option Periods, Offering Dates and Exercise Dates under the Purchase Plan by providing written notice to all employees at least 15 days prior to the date any modifications will become effective.

Termination

All rights of participants in any offering under the Purchase Plan will terminate at the earlier of (i) the day that participants become entitled to purchase a number of shares of our Class A common stock equal to or greater than the number of shares remaining available for purchase; or (ii) May 2013. Upon termination of the Purchase Plan, shares of Class A Common Stock will be purchased for participants in accordance with the terms of the Purchase Plan, and cash, if any, previously withheld and not used to purchase shares of Class A Common Stock will be refunded to the participants, as if the Purchase Plan were terminated at the end of an Option Period.

Application of Funds

The proceeds we receive from the sale of our Class A Common Stock pursuant to options granted under the Purchase Plan may be used for any corporate purposes.

Federal Tax Considerations

The following summarizes certain United States federal income tax considerations for employees participating in the Purchase Plan and certain tax effects to SBA. This summary, however, does not address every situation that may result in taxation. For example, it does not discuss foreign, state, or local taxes, or any of the tax implications arising from a participant’s death. This summary is not intended as a substitute for careful tax planning, and each employee is urged to consult with and rely on his or her own advisors with respect to the possible tax consequences (federal, state, local and foreign) of exercising his or her rights under the Purchase Plan. The Purchase Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 nor the provisions of Section 401(a) of the Code.

For U.S. federal income tax purposes, an employee does not realize income at the time of entry into the Purchase Plan or purchase of a share. If no disposition of the shares is made within two years from the first day of an Option Period, or one year from the date the shares are purchased by the employee, upon subsequent disposition of the shares, ordinary income will be realized to the extent of the lesser of (1) 15% of the average market value on the first business day of the Option Period, or (2) the amount by which the net proceeds of the sale exceed the price paid. Any further gain will be treated as capital gain. No income tax deduction will be allowed SBA for shares purchased by the employee, provided such shares are held for the periods described above. If the shares are disposed of within the periods described above, the employee will recognize ordinary income for the taxable year of the disposition equal to the excess of the fair market value of the shares on the date of purchase over the price paid, and in these circumstances, SBA will be entitled to a deduction equal to the amount of ordinary income recognized by the employee.

Vote Required

A majority of the votes cast on the proposal by holders of outstanding shares of Common Stock is required to approve the proposal to amend the SBA Communications 1999 Employee Stock Purchase Plan. You may vote in favor of or against the proposal or you may abstain. If you abstain, your vote will be counted for purposes of determining a quorum, but will have no effect on the proposal. Broker non-votes will have no effect on the proposal.

Recommendation of the Board of Directors

Our Board of Directors recommends a vote “FOR” the approval of the proposal to amend the SBA Communications Corporation 1999 Employee Stock Purchase Plan to increase the number of shares of Class A Common Stock reserved for purchase under the Purchase Plan from 500,000 shares to 1,500,000 shares.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,847,786	$11.37	4,726,987
Equity compensation plans not approved by security holders	—	—	—

Total	2,847,786	$11.37	4,726,987

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Ernst & Young LLP has been selected by our Audit Committee to serve as our independent certified public accountant for the fiscal year ending December 31, 2003. Ernst & Young LLP also served as our independent certified public accountant for the fiscal year ended December 31, 2002. Prior to the engagement as independent certified public accountants, Ernst & Young LLP served as our internal audit outsourcing partner. Representatives from Ernst & Young LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they desire, and will be available to answer questions.

On April 11, 2002, our Board of Directors, upon recommendation of the Audit Committee, terminated Arthur Andersen LLP’s engagement as our independent certified public accountant and engaged Ernst & Young LLP to serve as our independent certified public accountant. Prior to engaging Ernst & Young LLP, we had not consulted Ernst & Young LLP on any matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Arthur Andersen LLP’s reports on our consolidated financial statements for each of the year’s ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2001 and 2000, and through the date hereof, there were no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our consolidated financial statements for such years.

During the years ended December 31, 2001 and 2000 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

We provided Arthur Andersen LLP with a copy of the foregoing disclosures. We filed with our Form 8-K, on April 15, 2002, as Exhibit 16.1, a copy of Arthur Andersen LLP’s letter, dated April 11, 2002, stating its agreement with such statements.

GENERAL INFORMATION

Other Matters.  The Board of Directors does not intend to present any matter for action at this meeting other than the matters described in this proxy statement. If any other matters properly come before the annual meeting, it is intended that the holders of the proxies hereby solicited will act in respect to such matters in accordance with their best judgment.

Multiple Shareholders Sharing the Same Address.  Regulations regarding the delivery of copies of proxy materials and annual reports to shareholders permit us, banks, brokerage firms and other nominees to send one annual report and proxy statement to multiple shareholders who share the same address under certain circumstances. This practice is known as “householding.” Shareholders who hold their shares through a bank, broker or other nominee may have consented to reducing the number of copies of materials delivered to their address. In the event that a shareholder wishes to revoke a “householding” consent previously provided to a bank, broker or other nominee, the shareholder must contact the bank, broker or other nominee, as applicable, to revoke such consent. In any event, if a shareholder wishes to receive a separate proxy statement for the 2003 Annual Meeting or a 2002 Annual Report, the shareholder may receive printed copies by contacting SBA Communications Corporation Investor Relations, 5900 Broken Sound Parkway NW, Boca Raton, Florida 33487 by mail or by calling (561) 995-7670.

Any shareholders of record sharing an address who now receive multiple copies of our annual reports and proxy statements and who wish to receive only one copy of these materials per household in the future should also contact SBA Communications Corporation Investor Relations by mail or telephone as instructed above. Any shareholders sharing an address whose shares of Common Stock are held by a bank, broker or other nominee who now receive multiple copies of our annual reports and proxy statements, and who wish to receive only one copy of these materials per household, should contact the bank, broker or other nominee to request that only one set of these materials be delivered in the future.

Shareholder Proposals for 2004 Annual Meeting.  Shareholder proposals should be sent to SBA at the address set forth in the Notice of Annual Meeting of Shareholders. The deadline for submission of shareholder proposals pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in our proxy statement for the 2003 Annual Meeting of Shareholders is January 16, 2004. Additionally, SBA must receive notice of any shareholder proposal to be submitted at the 2004 Annual Meeting of Shareholders (but not required to be included in our proxy statement) by March 3, 2004, or such proposal will be considered untimely pursuant to Rule 14a-4 and 14a-5(e) under the Exchange Act and the persons named in the proxies solicited by management may exercise discretionary voting authority with respect to such proposal.

Expenses of Solicitation.  Proxies will be solicited by mail, telephone, or other means of communication. Solicitation also may be made by our directors, officers and regular employees. The entire cost of solicitation will be borne by SBA.

By Order of the Board of Directors,

STEVEN E. BERNSTEIN

Chairman

Boca Raton, Florida

August 11, 2003

APPENDIX A

SBA COMMUNICATIONS CORPORATION

AUDIT COMMITTEE CHARTER

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of at least three directors who are educated and experienced in financial matters, independent of the management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a committee member.

Statement of Policy

The Audit Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the Corporation, and the quality and integrity of the financial reports of the Corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors and the financial management of the Corporation.

Responsibilities of Audit Committee

Committee Management

1)	Maintain the independence, education and experience requirements of the Sarbanes-Oxley Act and the NASDAQ Stock Market, Inc.

2)	Establish an agenda for the ensuing year. Hold such regular meetings as may be necessary and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent accountants.

3)	Review the powers and duties of the Audit Committee and report and make recommendations to the Board of Directors on these responsibilities.

4)	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each Audit Committee meeting with, the Board of Directors.

5)	Hire independent advisors and counsel as the Audit Committee may, in its discretion, determine to be necessary to carry out its duties.

6)	Annually review the adequacy of this Charter and recommend any proposed changes to the Board of Directors for approval.

7)	Consider such other matters in relation to the financial affairs of the Corporation and its accounts, and in relation to the external audit of the Corporation as the Audit Committee may, in its discretion, determine to be advisable.

Management of Relationship with Independent Auditors

8)	Appoint the independent auditors to audit the financial statements of the Corporation and its divisions and subsidiaries. Supervise the work of the independent auditors and resolve any disagreements between management and the independent auditors. Meet with the independent auditors and financial management of the Corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

9)	Receive and review (i) the independent auditors formal written statement delineating all relationships between the independent auditors and the Corporation, consistent with Independence Standards Board Standard 1, Independence Discussions with Audit Committees, and (ii) any other certifications or documentation necessary to ensure that the independent auditors meet the independence standard required by law. Review all such documentation with the independent auditors, and if so determined by the Audit Committee, take or recommend that the full Board of Directors take appropriate action to oversee the independence of the auditors.

10)	Receive and review timely reports from the independent auditors regarding: (i) all critical accounting policies and practices to be used; (ii) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management officials of the Corporation, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and (iii) other material written communications between the independent auditors and the management of the Corporation, such as any management letter or schedule of unadjusted differences.

11)	Review the following with management and the independent auditors:

a)	the Corporation’s annual financial statements and related disclosures contained in the Form 10-K, including the Corporation’s disclosure under the Management’s Discussion and Analysis of Financial Condition and Results of Operations (including quality of financial reporting decisions and judgments);

b)	the audit of the annual financial statements and the independent auditors’ report thereon;

c)	any significant changes required in the independent auditors’ audit plan;

d)	any significant difficulties or disputes encountered during the audit;

e)	critical accounting policies’ disclosure for inclusion in the Form 10-K; and

f)	recommend to the Board of Directors that the audited annual financial statements be included in the Corporation’s Annual Report on Form 10-K.

12)	Review with management and the independent auditor the Corporation’s quarterly financial statements prior to the filing of its Form 10-Q.

13)	Discuss with the independent auditors any other matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

14)	Approve in advance, all auditing services to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such auditing services.

15)	Approve, in advance, any non-audit services to be provided by the independent auditors. Determine the amount of compensation to be paid to the independent auditors for such non-audit services.

Develop Controls to Insure the Integrity of the Financial Statements and Quality of Disclosure

16)	Review with management and the independent accountants significant risks and exposures, and the steps management has taken to minimize the risks or exposures.

17)	Review with management the Corporation’s systems of internal control.

18)	On a quarterly basis, discuss the following with management and the independent auditors, if applicable:

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Corporation’s ability to record, process, summarize and report financial data and any material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Corporation’s internal controls.

19)	Establish procedures for: (i) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters; and (iii) the receipt and treatment of any evidence of a violation of the securities laws or breach of fiduciary duty brought to the Audit Committee’s attention by the Corporation’s external securities counsel.

20)	Prepare Audit Committee Report for inclusion in the Proxy Statement.

Human Resources

21)	Review accounting and financial human resources and succession planning within the Corporation.

APPENDIX B

AMENDMENT TO

SBA COMMUNICATIONS CORPORATION

1999 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, the SBA Communications Corporation 1999 Employee Stock Purchase Plan (the “Plan”) is currently in effect; and

WHEREAS, SBA Communications Corporation (the “Company”) wishes to amend the Plan.

NOW, THEREFORE, the Plan is hereby amended effective August 1, 2003, subject to shareholder approval, as follows:

1.    Section 5.1 of the Plan is hereby amended by deleting all of its text, and replacing it with the following text:

“5.1    Class A Common Stock Reserved

There shall be 1,500,000 authorized but unissued or reacquired shares of Class A Common Stock reserved for issuance pursuant to this Plan, subject to adjustment in accordance with Section 5.2 hereof.”

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed on this 1st day of August, 2003.

SBA COMMUNICATIONS CORPORATION

By:

Name:

Title:

B-1

SBA COMMUNICATIONS CORPORATION

5900 Broken Sound Parkway NW

Boca Raton, Florida 33487

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Steven E. Bernstein and Jeffrey A. Stoops, and each of them, with full power of substitution, proxies of the undersigned, to attend and vote all the shares of Class A common stock, $0.01 par value, of SBA Communications Corporation, a Florida corporation (“SBA”) which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at SBA Communications Corporation, 5900 Broken Sound Parkway NW, Boca Raton, Florida at 10:00 a.m., local time, on Thursday, September 11, 2003, or any adjournment or postponement thereof, according to the number of votes the undersigned would be entitled to cast if personally present upon the matters referred to on this proxy and, in their discretion, upon any other business as may come before the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE PROPOSALS.

Proposal 1 – To elect as a director of SBA nominee #01 to serve a three year term and until his successor is duly elected and qualified.

FOR	WITHHOLD AUTHORITY	(01) Steven E. Nielsen
☐	☐

Proposal 2 – To approve the amendment of the SBA Communications Corporation 1999 Employee Stock Purchase Plan.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Proposal 3 – In their discretion the individuals designated to vote this proxy are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the proposals as set forth herein.

The undersigned acknowledges receipt of Notice of Annual Meeting of Shareholders, dated August 11, 2003, and the accompanying Proxy Statement.

Please sign exactly as name appears on this proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

SIGNATURE(S) DATE